For further information, contact:
  Investor relations:                 At the Company:
  OTC Financial Network               M Power Entertainment, Inc.
  Rick McCaffrey                      Deanna Slater
  781-444-6100, x625                  212-731-0834
  rick@otcfn.com                      Deanna.slater@mpe.us.com
  http://www.otcfn.com/mpwe           www.mpe.us.com


  M Power Entertainment Profiled In OTC Financial Network Report

New York, NY: August 31, 2005: M Power Entertainment, Inc. (OTCBB: MPWE), a next generation media and entertainment company, announced today that OTC Financial Network, a division of National Financial Communications Corp., has issued an Investor Facts report on the Company. The report includes a profile of the Company's technology platform, strategic partnerships, future growth strategies and investment considerations. Interested parties can view the report online at http://www.otcfn.com/mpwe/report.html or call 781-444-6100 ext. 625 for reprints.

Geoffrey Eiten, president of National Financial Communications Network, stated, "M Power Entertainment is an exciting combination of entertainment and technology assets that are leveraged to execute a new variation on marketing known as 'lifestyle marketing.' In lifestyle marketing, the client's brand is positioned as a lifestyle enhance-ment not as lifestyle to be aspired to. This style of marketing has been proven successfully by such companies as Starbucks, Virgin Airways, and Cirque du Soleil. Additionally, the Company is an incubator for exciting high-growth potential entertainment and technology companies whose products are already generating revenue."

Eiten concluded, "M Power Entertainment brings value to its shareholders through its properties that encompass revenue generating entertainment and technology products, marketing savvy leadership, and a proven business model. The Company's multiple revenue drivers are positioning the Company for future profitability."

About M Power Entertainment, Inc.

Based in New York, NY, MPWE is a next-generation media and entertainment corporation providing a diversified portfolio of state-of-the-art entertainment and media resources. MPWE maintains a strategy of acquiring profitable ventures in related Entertainment and Lifestyle venues. For more information on M Power Entertainment please visit its corporate Web site www.mpe.us.com.

About OTC Financial Network

Since 1992, OTC Financial Network has provided consulting services and customized, proactive investor relations campaigns to more than 500 small/micro-cap public companies. OTC Financial Network designs and implements results-driven direct mail, electronic marketing, shareholder communications and other programs to increase market awareness on behalf of its clients. A partnership with OTC Financial Network can improve a company's shareholder communications channel, facilitate capital formation opportunities, create an expanding and diversified base of institutional and retail shareholders, and garner financial media coverage. OTC Financial Network is a division of National Financial Communications Corp. based in Needham, MA. For more information visit http://www.otcfn.com and www.nationalfc.com.

Disclaimer: OTC Financial Network, a division of National Financial Communications Corporation, serves as a special advisor to the featured Company and has received fees for services and expenses for preparation and distribution of materials, in the amount of one hundred and fifty thousand shares of common stock by a third party. OTC Financial Network, a division of National Financial Communications Corp., is not a registered broker/dealer and may not sell, offer to sell or offer to buy any security. OTC Financial Network profiles are not a solicitation or recommendation to buy, sell or hold securities. An offer to buy or sell can be made only with accompanying disclosure documents from the company offering or selling securities and only in the states and provinces for which they are approved. Information or opinions in this release and the company's profile are presented solely for informative purposes, and are not intended nor should they be construed, as investment advice.

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995: The statements in the press release that relate to the company's expectations with regard to the future impact on the company's results from new products in development are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The results anticipated by any or all of these forward-looking statements may not occur.

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